EXHIBIT 8

                              TRUST AGREEMENT

                Made AT Tel-Aviv this 24 Day of August 2000

                                  Between

          Israel Discount Bank Trust Company Ltd. ("the Trustee")

                                                    party of the first part
                                    and

               Trefoil Gilat Investors L.P. ("the Borrower")

                                                   party of the second part

                                    and

                   Israel Discount Bank Ltd. ("the Bank")

                                                    party of the third part

Whereas the Borrower is the holder of 6 convertible Notes ("the Notes") in the total principal amount of US$ 25,000,000 issued by Gilat Communication Ltd. ("Gilat") purchased by Shamrock Holdings of California Inc. ("Shamrock") under a Purchase Agreement ("Purchase Agreement") dated 30th June 2000 and a Registration Rights Agreement ("Registration Agreement") of the same date both of which have been assigned by Shamrock to the Borrower;

And whereas the Borrower entered into a Loan Agreement dated as of 24 of August 2000 with the Bank under which the Bank has undertaken to grant the Borrower a Loan in the amount of US$ 16,250,000;

And whereas the Borrower has pledged or assigned by way of pledge, to the Bank to secure its obligations under the Loan Agreement, the Notes and its rights under the Purchase Agreement and the Registration Agreement;

And whereas the Bank required that the Notes, and the rights under the Purchase Agreement and the Registration Agreement shall be held by the Trustee as custodian for the Bank;

And whereas the Trustee agrees to hold the Notes and the Rights and the Purchase Agreement and the Registration Agreement as custodian for the Bank and in trust for the Borrower;

NOW THEREFORE IT IS HEREBY AGREED BETWEEN THE PARTIES AS FOLLOWS:

1.   The Borrower hereby delivers to the Trustee:

     1.   The original Notes duly endorsed in favor of the Trustee.

     2. The original of the Purchase Agreement and Registration Agreement (the "Agreements") together with an Assignment and Assumption Agreement of all rights under the Agreements to the Trustee and the Trustee hereby confirms the receipt of the above documents.

2.   The Borrower shall:

     1. Within 5 days after the date hereof deliver to the Trustee a written confirmation addressed to the Trustee by Gilat that the Trustee is registered in the Notes' Registry of Gilat as the Holder and Owner of the Notes and that it has received the Notice of the Assignment of Rights under the Agreements.

     2. Within 14 days of the Disbursement Date, as defined in the Loan Agreement, deliver to the Trustee a confirmation from the appropriate registrar, confirming that the Pledge, as defined in the Loan Agreement, has been registered with the appropriate registrar office in accordance with the applicable law.

     The Notes, the confirmations, the Agreements and the letter of assignment shall hereinafter, unless the context shall otherwise require, be referred to as "the Documents".

3. The Trustee shall hold the Documents mentioned in clause 1 and 2 as custodian for the Bank and in trust for the Borrower.

4. Every amount received by the Trustee as interest on the Notes, dividends in respect of shares allotted as a result of conversion of the Notes, or consideration for selling of the Notes or shares allotted as a result of conversion of the Notes, shall be credited to the Borrower's account with the Bank and shall constitute part of the pledged rights in accordance with Sections 12 and 14 of the Loan Agreement.

5. So long as the Bank does not inform the Trustee that an event of default under the Loan Agreement occurs and is continuing:

     1. the Trustee shall act with regard to the Documents as instructed by the Borrower, provided such instructions are approved in writing by the Bank to the extent required by the Loan Agreement, which approval shall not be unreasonably withheld.

     2. The Trustee shall grant the Borrower's nominee with a Proxy to participate and vote at meetings of Gilat.

6. In the event that the Bank informs the Trustee that an event of default under the Loan Agreement occurred and not cured in accordance with the Loan Agreement, the Trustee shall act with regard to the Documents as instructed by the Bank.

7. In the event that any of the Notes are converted to shares by the Borrower, such shares shall be registered in the name of the Trustee and the provisions of this Agreement shall apply, with such changes as the case may require.

8. In the event that the Bank grants the Borrower additional Loan (s) against the pledging of Additional Notes (as such term is defined under the Notes), such Additional Notes duly endorsed in favor of the Trustee shall be delivered to the Trustee and the provisions of this Agreement shall apply.

9. In the event the Borrower prepays the Loan or any part thereof, the Bank shall instruct the Trustee to release the Pledge or any part thereof, to the Borrower, and the Trustee shall comply with such instructions.

     On being informed by the Bank that the Loan and all additional loans (if any) have been fully repaid, the Trustee shall hold all remaining Documents at the disposal of the Borrower free of the Pledge.

10. The Trustee shall be entitled to act in accordance with any written instruction which on the face of it seems to be given by the Borrower and the Trustee BONA FIDE believes to be genuine instructions of the Borrower.

11. The Trustee shall not be bound to carry out any instruction of the Borrower which is illegal or not allowed under the Laws of Israel or not allowed under this Agreement or which will impose on it financial obligation by an Israeli Governmental Authority, unless the cover of such obligation shall be secured to the satisfaction of the Trustee.

12. In consideration of the services of the Trustee under this Agreement, the Borrower shall pay to the Trustee US$ 2,500 for each 12 months period or pro-rata for any part thereof.

     The said annual fee shall be paid in advance on the commencement of each year as from the execution of this Trust Agreement.

     Further the Borrower shall reimburse the Trustee for all reasonable out of pocket expenses incurred by the Trustee in or about this Agreement.

     The Trustee shall be entitled to deduct the amounts due to it under this clause from any payment of interest or dividend received by him in respect of the Notes/shares.

13. This Agreement shall come to an end either by mutual consent of the Bank and the Borrower, or when all the Documents are no longer held by the Trustee.

14.  This Agreement is governed by the laws of the State of Israel.

15.  The addresses of the parties for the purposes of this Agreement:


     The Borrower:
                       4444 Lakeside Drive, Burbank
                       California, USA 91505
                       Tel: (818) 845-4444
                       Fax: (818) 842-3142
                       Attention: Robert  Moskowitz


     The Trustee:      115, Allenby St.
                       Tel-Aviv 65817/ Israel
                       Fax: 03-5609207


     The Bank:         27/31 Yehuda Halevi st.
                       Tel-Aviv, Israel  65136
                       Fax: 03-5174374
                       Tel: 03-5145951
                       Attention: Hanna Debby

     Unless any of the parties shall inform the other of a different address.

     IN WITNESS THEREOF THE PARTIES HAVE SET THEIR HANDS AT TEL-AVIV ON THE DATE HEREIN BEFORE MENTIONED.

     /s/ E. Tovbin                          /s/ M. Belisha
     ------------------                     --------------------
     /s/ A. Tuval                           /s/ H. Debby
     ------------------                     --------------------
     Israel Discount Bank Trust             Israel Discount Bank Ltd.
     Company Ltd.
     Name: E.Tovbin                         Name: M. Belisha
          ---------                              -----------
     Title: Chairman                        Title: General Manager's Assistant
                                                  ----------------------------
     Name: A. Tuval                         Name: H. Debby
          ---------                              ---------
     Title: General Manager                 Title: Corporate Banking Officer
            ---------------                       --------------------------

     /s/ Robert G. Moskowitz
     ----------------------------
     Trefoil Gilat Investors L.P.
     By its General Partner: Trefoil Gilat Inc.
     Name: Robert G. Moskowitz
          -----------------------
     Title: Vice President
           ----------------------